EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Larry Romer, Chief Executive Officer of Iconic Brands, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

(1)

The Company’s annual report on Form 10-K for the period ended December 31, 2021 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 15, 2022	By:	/s/ Larry Romer
Larry Romer
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Iconic Brands, Inc., and will be retained by Iconic Brands, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.